Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 9, 2017, relating to the consolidated financial statements of Double Eagle Parent, Inc. appearing in the Form 8-K of INC Research Holdings, Inc. dated August 1, 2017.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

August 1, 2017